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As filed with the United States Securities and Exchange Commission on February 16, 2010

REGISTRATION STATEMENT NO. 333-163896

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WEST COAST BANCORP
(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation or organization)	93-0810577 (I.R.S. Employer Identification Number)

5335 Meadows Road, Suite 201
Lake Oswego, Oregon 97035
(503) 684-0884
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Richard R. Rasmussen, Esq.
Executive Vice President, General Counsel and Secretary
5335 Meadows Road, Suite 201
Lake Oswego, Oregon 97035
(503) 684-0884
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Matthew M. Guest, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
(212) 403-1000

Approximate date of commencement of proposed sale to the public:
From time to time on or after the effective date of this Registration Statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 Explanatory Note

        The sole purpose of this Amendment No. 2 is to amend the exhibit index included in the Registration Statement on Form S-3 (File No. 333-163896) initially filed with the Securities and Exchange Commission on December 21, 2009 and amended on February 10, 2010 (the "Form S-3") and to file revised Exhibits 5.1 and 23.2 to the Form S-3. Accordingly, this Amendment No. 2 consists only of this explanatory note and revised versions of the following parts of the Form S-3: the facing page, Item 16 of Part II, the signatures and the exhibit index. This Amendment No. 2 does not contain a copy of the prospectus that was included in the Form S-3, and is not intended to amend or delete any part of the prospectus.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Restated Articles of Incorporation of the Company. Incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003, filed February 26, 2004.
4.2	Articles of Amendment to the Restated Articles of Incorporation of the Company. Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed January 21, 2010.
4.3
Amended and Restated Bylaws of the Company (as amended through January 27, 2009). Incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2008, filed February 24, 2009.
4.4
Articles of Amendment of Mandatorily Convertible Cumulative Participating Preferred Stock, Series A of West Coast Bancorp. Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed October 28, 2009.
4.5
Articles of Amendment of Mandatorily Convertible Cumulative Participating Preferred Stock, Series B of West Coast Bancorp. Incorporated by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K filed October 28, 2009.
4.6	Articles of Amendment of Series C Junior Participating Preferred Stock. Incorporated by reference to Exhibit 3.3 to the Company's Current Report on Form 8-K filed October 28, 2009.
4.7	Form of Class B Warrant. Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed October 28, 2009.
4.8	Form of Class C Warrant. Incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed October 28, 2009.
4.9	Form of Class D Warrant. Incorporated by reference to Exhibit 4.3 to the Company's Current Report on Form 8-K filed October 28, 2009.
4.10
Tax Benefit Preservation Plan, dated as of October 23, 2009, between West Coast Bancorp and Wells Fargo Bank, National Association. Incorporated by reference to Exhibit 4.4 to the Company's Current Report on Form 8-K filed October 28, 2009.
5.1	Opinion of Miller Nash LLP.
12.1	Statement of Computation of Ratio of Earnings to Combined Fixed Charges and Preference Dividends.*
23.1	Consent of Deloitte & Touche LLP.*
23.2	Consent of Miller Nash LLP (included in Exhibit 5.1).
24.1	Power of Attorney.*

*
Previously filed.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, West Coast Bancorp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Oswego, State of Oregon, on February 16, 2010.

WEST COAST BANCORP
By:	/s/ Richard R. Rasmussen
	Name:	Richard R. Rasmussen
	Title:	Executive Vice President, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated as of February 16, 2010.

Signature	Title
* Robert D. Sznewajs	President, Chief Executive Officer and Director (Principal Executive Officer)
* Anders Giltvedt	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
* Kevin M. McClung	Senior Vice President and Controller (Controller)
* Lloyd D. Ankeny	Director, Chairman of the Board
* Michael J. Bragg	Director
* Duane C. McDougall	Director
* Steven J. Oliva	Director

Signature		Title

* Steven N. Spence		Director
* David J. Truitt		Director
* Nancy A. Wilgenbusch, Ph.D.		Director
*By:	/s/ Richard R. Rasmussen Richard R. Rasmussen Attorney-in-Fact

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Explanatory Note
EXHIBIT INDEX
SIGNATURES